COURT OF APPEAL - 4TH DIST DIV 3

**FILED**

May 10, 2016

Deputy Clerk: B. LeSage

**NOT TO BE PUBLISHED IN OFFICIAL REPORTS**

IN THE COURT OF APPEAL OF THE STATE OF CALIFORNIA

FOURTH APPELLATE DISTRICT

DIVISION THREE

| | |
|---|---|
| DELAWARE TETRA TECHNOLOGIES, INC.,<br>Plaintiff and Appellant,<br>v.<br>SANTA MARGARITA WATER DISTRICT et al.,<br>Defendants and Respondents;<br>COUNTY OF SAN BERNARDINO et al.,<br>Real Parties in Interest and Respondents. | G050864<br>(Super. Ct. No. 30-2012-00576715)<br>O P I N I O N |

Appeal from a judgment of the Superior Court of Orange County, Gail Andrea Andler, Judge. Affirmed. Appellant's request for judicial notice. Denied.

Rutan & Tucker, Robert S. Bower, Philip D. Kohn, John A. Ramirez and Alan B. Fenstermacher for Plaintiff and Appellant.

Best Best &Krieger, Michelle Ouellette and Sarah E. Owsowitz for Defendants and Respondents.

Richards, Watson & Gershon, James L. Markman, B. Tilden Kim and Patrick D. Skahan for American Ground Water Trust and Property and EnvironmentResearch Center as Amici Curiae on behalf of Defendants and Respondents.

Downey Brand, Christian L. Marsh, Kevin M. O'Brien and Rebecca R.A. Smith for Real Party in Interest and Respondent County of San Bernardino.

Remy Moose Manley, Sabrina V. Teller and Gwynne B. Hunter for California State Association of Counties and California Association of Sanitation Agencies as Amici Curiae on behalf of Defendant and Respondent Santa Margarita Water District and Real Party in Interest and Respondent County of San Bernardino.

Brownstein Hyatt Farber Schreck, Diane C. De Felice, Amy M. Steinfeld; Woodruff, Spradlin & Smart and M. Lois Bobak for Real Parties in Interest and Respondents Cadiz, Inc., and Fenner Valley Mutual Water Company.

*          *          *

## Introduction

This appeal is one of six related cases arising out of a proposed project to pump fresh groundwater from an underground aquifer located below real property owned by Cadiz, Inc., in the Mojave Desert (the Project). The Project is a public/private partnership, the purposes of which are to prevent waste of the water in the underground aquifer, and to transport the water to many other parts of the state in which it is needed.

In this case, Delaware Tetra Technologies, Inc. (Delaware Tetra), filed a petition for a writ of mandate in the trial court, challenging the Santa Margarita Water District's (Santa Margarita) execution of a memorandum of understanding (the Memorandum) among Santa Margarita, the County of San Bernardino (the County), Cadiz, Inc., and the Fenner Valley Mutual Water Company. Delaware Tetra argued that

Santa Margarita improperly executed the Memorandum without having performed the necessary environmental review under the California Environmental Quality Act (CEQA) (Pub. Resources Code, § 21000 et seq.). The trial court denied the petition for a writ of mandate, and Delaware Tetra appeals.

We conclude environmental review was not required before Santa Margaritaexecuted the Memorandum. We further conclude the Memorandum did not violate either the County's relevant groundwater management ordinance or common law.

Therefore, we affirm.

## Statement of Facts and Procedural History

The relevant facts are set forth in *Delaware Tetra Technologies, Inc. v. County of San Bernardino* (May 10, 2016, G050858) ___ Cal.App.4th ___, ___-___ [pages 3-5], filed concurrently herewith.

Delaware Tetra filed a petition for a writ of mandate and complaint for injunctive relief, challenging Santa Margarita's execution of the Memorandum. The petition and complaint alleged Santa Margarita's execution of the Memorandum was unlawful for two reasons: (1) Santa Margaritafailed to perform the necessary assessment of the environmental impacts of the Memorandum before approving its execution; and (2) the execution of the Memorandum improperly amended San Bernardino County Ordinance No. 3872, adding article 5, section 33.06551 et seq., Desert Groundwater Management, to San Bernardino County Code title 3, division 3, chapter 6 (the Ordinance). Following a bench trial, the trial court issued a detailed statement of decision outlining its findings of fact and conclusions of law. The court denied the petition with prejudice, and entered judgment against Delaware Tetra. Delaware Tetra timely filed a notice of appeal.

## Discussion

### I.

### *California Water Law*

The California Constitution and the Water Code make clear that the policy of this state is to put water resources to reasonable and beneficial use. The Constitution provides: "It is hereby declared that because of the conditions prevailing in this State the general welfare requires that the water resources of the State be put to beneficial use to the fullest extent of which they are capable, and that the waste or unreasonable use or unreasonable method of use of water be prevented, and that the conservation of such waters is to be exercised with a view to the reasonable and beneficial use thereof in the interest of the people and for the public welfare." (Cal. Const., art. X, § 2.)

Groundwater belongs to the state, not any person or entity, but may be extracted by those with the right to do so, including those whose land overlies the groundwater source. (*Central and West Basin Water Replenishment Dist. v. Southern Cal. Water Co.* (2003) 109 Cal.App.4th 891, 905-906.)

State agencies have consistently concluded that flexibility is necessary in managing groundwater supplies. "Groundwater management must be adapted to an area's political, institutional, legal, and technical constraints and opportunities. Groundwater management must be tailored to each basin or subbasin's conditions and needs. Even within a single basin, the management objectives may change as more is learned about managing the resource within that basin. Flexibility is the key, but that flexibility must operate within a framework that ensures public participation, monitoring, evaluation, feedback on management alternatives, rules and regulations, and enforcement." (Dept. of Water Resources, Cal.'s Groundwater: Bulletin 118-Update 2003 (Oct. 2003) p. 38 <http://www.water.ca.gov/pubs/groundwater/bulletin_118/california's_groundwater__bulletin_118_-_update_2003_/bulletin118_entire.pdf> [as of May 10, 2016].)

II.

*STANDARDS OF REVIEW*

The appropriate standards of review are set forth in the companion case, *Delaware Tetra Technologies, Inc. v. County of San Bernardino, supra,* ___ Cal.App.4that page ___[page 7].

III.

*THE MEMORANDUM DOES NOT VIOLATE THE ORDINANCE.*

Delaware Tetra argues that the Project is excluded only from the permitting requirements in the Ordinance, not from the Ordinance as a whole. Therefore, Delaware Tetra contends, the Project was required to comply with the definitions of groundwater safe yield and overdraft included in the Ordinance, which it will fail to do. Santa Margarita argues, however, that the Project is excluded from the entirety of the Ordinance.

In *Delaware Tetra Technologies, Inc. v. County of San Bernardino* (May 10, 2016, G050881) (nonpub. opn.), we addressed the same issue and held that the clear and unambiguous language of the Ordinance establishes that the Project is excluded from the entirety of the Ordinance. Our holding here is the same.

IV.

*SANTA MARGARITA WAS NOT REQUIRED TO PERFORM AN ENVIRONMENTAL REVIEW UNDER CEQA BEFORE APPROVING THE MEMORANDUM.*

Delaware Tetra contends that the Memorandum was a "project" within the meaning of CEQA, for which environmental review was necessary before it could be approved. In the companion case, *Delaware Tetra Technologies, Inc. v. County of San Bernardino, supra,* ___ Cal.App.4that pages ___-___ [pages 7-17], we concluded that the Memorandum was not a project requiring environmental review be conducted before it was approved by the County. The same analysis and conclusion applies to Santa Margarita's approval of the Memorandum.

V.

*THE MEMORANDUM DOES NOT VIOLATE COMMON LAW RESTRICTIONS REGARDING OVERDRAFT.*

Delaware Tetra argues that the Memorandum also violates common law restrictions regarding overdraft. This issue was fully addressed in *Delaware Tetra Technologies, Inc. v. County of San Bernardino, supra,*G050881, in which we held the analytical framework that the Supreme Court used in *City of Los Angeles v. City of San Fernando* (1975) 14 Cal.3d199 is consistent with the analyses the trial court and this court have used in this case. We therefore hold the Memorandum does not violate common law restrictions regarding overdraft.[1]

VI.

*SANTA MARGARITA DID NOT VIOLATE THE ORDINANCE BY APPROVING THE MEMORANDUM BEFORE THE COUNTY APPROVED THE PLAN.*

Delaware Tetra argues that Santa Margarita violated the Ordinance by approving the Memorandum before the County approved the Plan. This argument, too,

[1] Delaware Tetra asked this court to take judicial notice of the cover page and an excerpt of the Plan, which was approved in October 2012, claiming portions of the Plan are relevant to its argument that the Project is inconsistent with the definitions of overdraft in the Memorandum and in common law. We disagree. The Plan was not before Santa Margarita when it approved the Memorandum, and cannot be considered on appeal, except for certain reasons not applicable here. (Code Civ. Proc., § 1094.5.) Moreover, the Plan is not relevant to the issues raised on appeal. (*Western States Petroleum Assn. v. Superior Court* (1995) 9 Cal.4th559.) Therefore, we deny Delaware Tetra's request for judicial notice.

has been fully addressed in *Delaware Tetra Technologies, Inc. v. County of San Bernardino*, *supra*, G050881, in which we held the Ordinance did not provide that the approval of a groundwater management plan and the execution of a binding agreement regarding monitoring and mitigation occur in any particular order. We adopt that holding here as well.

## DISPOSITION

The judgment is affirmed. Respondents to recover costs on appeal.

FYBEL, J.

WE CONCUR:

ARONSON, ACTING P. J.

IKOLA, J.